Exhibit 99.1

MSCI Reports Financial Results for Third Quarter and Nine Months 2023

NEW YORK--(BUSINESS WIRE)--October 31, 2023--MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended September 30, 2023 (“third quarter 2023”) and nine months ended September 30, 2023 (“nine months 2023”).

Financial and Operational Highlights for Third Quarter 2023
(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended September 30, 2022 (“third quarter 2022”) and Run Rate percentage changes are relative to September 30, 2022).

  Operating revenues of $625.4 million, up 11.6%; Organic operating revenue growth of 10.9%
  Recurring subscription revenues up 10.7%; Asset-based fees up 12.3%
  Operating margin of 56.5%; Adjusted EBITDA margin of 61.8%
  Diluted EPS of $3.27, up 22.0%; Adjusted EPS of $3.45, up 21.1%
  Organic recurring subscription Run Rate growth of 10.7%; Retention Rate of 95.4%
  In third quarter 2023 and through trade date of October 30, 2023, a total of $17.9 million or 38,263 shares were repurchased at an average repurchase price of $467.13
  Approximately $109.2 million in dividends were paid to shareholders in third quarter 2023; Cash dividend of $1.38 per share declared by MSCI Board of Directors for fourth quarter 2023
	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands, except per share data (unaudited)	2023	2022	% Change	2023	2022	% Change
Operating revenues	$625,439	$560,639	11.6%	$1,838,814	$1,672,390	10.0%
Operating income	$353,309	$309,531	14.1%	$1,013,864	$898,890	12.8%
Operating margin %	56.5%	55.2%		55.1%	53.7%

Net income	$259,659	$216,592	19.9%	$745,212	$655,602	13.7%

Diluted EPS	$3.27	$2.68	22.0%	$9.32	$8.05	15.8%
Adjusted EPS	$3.45	$2.85	21.1%	$9.85	$8.61	14.4%

Adjusted EBITDA	$386,289	$340,961	13.3%	$1,108,324	$990,649	11.9%
Adjusted EBITDA margin %	61.8%	60.8%		60.3%	59.2%

“During the third quarter, MSCI delivered impressive results in an uncertain environment, posting Adjusted EPS growth of 21.1%, revenue growth of 11.6%, and a retention rate of 95.4%. Index, our largest product line, continued to report double-digit subscription Run Rate growth and Climate achieved a Run Rate increase of nearly 50% across our product lines firm-wide. Meanwhile, our Analytics segment delivered a near-record retention rate of 95.1%,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“We continue to benefit from MSCI’s resilient business model, underpinned by recurring revenues and mission-critical investment tools. Our recent acquisitions of Burgiss and Trove will help us further capture major industry trends and strengthen our ability to provide clients with market-leading portfolio solutions,” Mr. Fernandez added.

Third Quarter Consolidated Results

Operating Revenues: Operating revenues were $625.4 million, up 11.6%. Organic operating revenue growth was 10.9%. The $64.8 million increase was comprised of $44.8 million in higher recurring subscription revenues and $15.4 million in higher asset-based fees, as well as a $4.6 million increase in non-recurring revenues.

Run Rate and Retention Rate: Total Run Rate at September 30, 2023 was $2,468.4 million, up 12.0%. Recurring subscription Run Rate increased by $198.9 million, and asset-based fees Run Rate increased by $66.1 million. Organic recurring subscription Run Rate growth was 10.7%. Retention Rate in third quarter 2023 was 95.4%, compared to 96.4% in third quarter 2022.

Expenses: Total operating expenses were $272.1 million, up 8.4%. Adjusted EBITDA expenses were $239.2 million, up 8.9%, primarily reflecting higher compensation and incentive compensation expenses related to higher headcount to support business growth. Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 6.4% and 6.7%, respectively.

Operating Income: Operating income was $353.3 million, up 14.1%. Operating income margin in third quarter 2023 was 56.5%, compared to 55.2% in third quarter 2022.

Headcount: As of September 30, 2023, headcount was 5,005 employees, with approximately 33.5% and approximately 66.5% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $35.7 million, down 11.6% primarily driven by higher interest income, reflecting higher yields, and the impact of favorable foreign currency exchange rate fluctuations, partially offset by higher interest expense due to higher interest rates.

Income Taxes: The effective tax rate was 18.3% in the third quarter 2023 compared to 19.5% in third quarter 2022. The decrease was primarily related to favorable discrete prior-year items in the third quarter 2023.

Net Income: As a result of the factors described above, net income was $259.7 million, up 19.9%.

Adjusted EBITDA: Adjusted EBITDA was $386.3 million, up 13.3%. Adjusted EBITDA margin in third quarter 2023 was 61.8%, compared to 60.8% in third quarter 2022.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2023	2022	% Change	2023	2022	% Change
Operating revenues:
Recurring subscriptions	$206,453	$185,531	11.3%	$603,845	$539,740	11.9%
Asset-based fees	141,066	125,620	12.3%	412,354	402,889	2.3%
Non-recurring	14,603	11,089	31.7%	47,621	31,319	52.1%
Total operating revenues	362,122	322,240	12.4%	1,063,820	973,948	9.2%
Adjusted EBITDA expenses	84,450	76,273	10.7%	255,396	236,936	7.8%
Adjusted EBITDA	$277,672	$245,967	12.9%	$808,424	$737,012	9.7%
Adjusted EBITDA margin %	76.7%	76.3%		76.0%	75.7%

Index operating revenues were $362.1 million, up 12.4%. The $39.9 million increase was driven by $20.9 million in higher recurring subscription revenues, $15.4 million in higher asset-based fees and $3.5 million in higher non-recurring revenues.

Growth in recurring subscription revenues was primarily driven by strong growth from market-cap weighted Index products.

Revenues from ETFs linked to MSCI equity indexes, mainly driven by an increase in average AUM drove about three-fourths of the increase in revenues attributable to asset-based fees. Non-ETF indexed funds linked to MSCI indexes drove the balance of the increase, mainly driven by an increase in average AUM and average basis point fees, partially offset by lower revenues from exchange traded futures and options contracts linked to MSCI indexes, driven by lower volumes.

Index Run Rate as of September 30, 2023, was $1.4 billion, up 12.2%. The $150.7 million increase was comprised of a $84.5 million increase in recurring subscription Run Rate and a $66.1 million increase in asset-based fees Run Rate. The increase in recurring subscription Run Rate was primarily driven by growth from market cap-weighted products and custom Index products and special packages. The increase reflected growth across all regions and client segments. The increase in asset-based fees Run Rate primarily reflected higher AUM in ETFs linked to MSCI equity indexes.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2023	2022	% Change	2023	2022	% Change
Operating revenues:
Recurring subscriptions	$151,269	$142,751	6.0%	$443,276	$420,047	5.5%
Non-recurring	2,999	2,164	38.6%	7,943	6,349	25.1%
Total operating revenues	154,268	144,915	6.5%	451,219	426,396	5.8%
Adjusted EBITDA expenses	82,487	77,281	6.7%	253,509	244,912	3.5%
Adjusted EBITDA	$71,781	$67,634	6.1%	$197,710	$181,484	8.9%
Adjusted EBITDA margin %	46.5%	46.7%		43.8%	42.6%

Analytics operating revenues were $154.3 million, up 6.5%. The $9.4 million increase was primarily driven by growth from recurring subscriptions related to both Equity Analytics and Multi-Asset Class products. Excluding the impact of foreign currency exchange rate fluctuations, Analytics operating revenue growth was 6.6%.

Analytics Run Rate as of September 30, 2023, was $639.5 million, up 7.0%. The increase of $41.7 million was driven by growth in Multi-Asset Class and Equity Analytics products, and reflected growth across all regions. Excluding the impact of foreign currency exchange rate fluctuations, Analytics Run Rate growth was 6.2%.

ESG and Climate Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2023	2022	% Change	2023	2022	% Change
Operating revenues:
Recurring subscriptions	$71,744	$56,353	27.3%	$207,523	$160,962	28.9%
Non-recurring	1,294	1,242	4.2%	3,792	3,790	0.1%
Total operating revenues	73,038	57,595	26.8%	211,315	164,752	28.3%
Adjusted EBITDA expenses	47,598	41,685	14.2%	145,201	122,418	18.6%
Adjusted EBITDA	$25,440	$15,910	59.9%	$66,114	$42,334	56.2%
Adjusted EBITDA margin %	34.8%	27.6%		31.3%	25.7%

ESG and Climate operating revenues were $73.0 million, up 26.8%. The $15.4 million increase was primarily driven by strong growth from recurring subscriptions related to Ratings which drove about 44% of the increase and the balance from Climate and Screening products. Excluding the impact of foreign currency exchange rate fluctuations, ESG and Climate operating revenue growth was 20.3%.

ESG and Climate Run Rate as of September 30, 2023, was $297.3 million, up 25.0%. The $59.4 million increase primarily reflects strong growth from Ratings, Screening and Climate products with contributions across all regions and client segments. Excluding the impact of foreign currency exchange rate fluctuations, ESG and Climate Run Rate growth was 21.9%.

All Other – Private Assets Segment:

Table 1D: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,		Sep. 30,	Sep. 30,
In thousands	2023	2022	% Change	2023	2022	% Change
Operating revenues:
Recurring subscriptions	$35,531	$35,581	(0.1)%	$111,292	$106,276	4.7%
Non-recurring	480	308	55.8%	1,168	1,018	14.7%
Total operating revenues	36,011	35,889	0.3%	112,460	107,294	4.8%
Adjusted EBITDA expenses	24,615	24,439	0.7%	76,384	77,475	(1.4)%
Adjusted EBITDA	$11,396	$11,450	(0.5)%	$36,076	$29,819	21.0%
Adjusted EBITDA margin %	31.6%	31.9%		32.1%	27.8%

All Other – Private Assets operating revenues, which reflect the Real Assets operating segment, were $36.0 million, up 0.3%. The increase was primarily driven by growth from recurring subscriptions related to Index Intel, Property Intel and Climate Insights products, as well as favorable foreign currency exchange rate fluctuations, offset by a one-time revenue catch-up in the prior period. Excluding the impact of foreign currency exchange rate fluctuations, All Other – Private Assets operating revenues decreased 1.3%.

All Other – Private Assets Run Rate, which reflects the Real Assets operating segment, was $150.7 million as of September 30, 2023, up 9.7%, driven by growth in the Index Intel, RCA and Performance Insights products. Excluding the impact of foreign currency exchange rate fluctuations, All Other – Private Assets Run Rate growth was 7.5%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $928.6 million as of September 30, 2023. MSCI typically seeks to maintain minimum cash balances globally of approximately $225.0 million to $275.0 million for general operating purposes.

Total principal amounts of debt outstanding as of September 30, 2023, were $4.5 billion. The total debt to net income ratio (based on trailing twelve months net income) was 4.7x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 3.1x.

MSCI seeks to maintain total debt to adjusted EBITDA in a target range of 3.0x to 3.5x.

Capex and Cash Flow: Capex was $21.0 million, and cash provided by operating activities declined by 9.9% to $291.1 million, primarily reflecting higher tax payments and higher operating expenses partially offset by higher cash collections from clients. Free cash flow for third quarter 2023 was down 11.4% to $270.2 million.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 79.5 million in third quarter 2023, down 1.7% year-over-year. Total share repurchases during the quarter were $17.9 million or 38,263 shares at an average repurchase price of $467.13. Total shares outstanding as of September 30, 2023 were 79.1 million. A total of approximately $0.8 billion remains on the outstanding share repurchase authorization as of trade date of October 30, 2023.

Dividends: Approximately $109.2 million in dividends were paid to shareholders in third quarter 2023. On October 30, 2023, the MSCI Board of Directors declared a cash dividend of $1.38 per share for fourth quarter 2023, payable on November 30, 2023, to shareholders of record as of the close of trading on November 9, 2023.

Full-Year 2023 Guidance

MSCI’s guidance for the year ending December 31, 2023 (“Full-Year 2023”) is based on assumptions about a number of factors, in particular related to macroeconomic factors and the capital markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of the uncertainties, risks and assumptions discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K, as updated in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. See “Forward-Looking Statements” below.

Guidance Item	Current Guidance for Full-Year 2023	Prior Guidance for Full-Year 2023
Operating Expense	$1,135 to $1,165 million	$1,090 to $1,130 million
Adjusted EBITDA Expense	$1,000 to $1,020 million	$965 to $995 million
Interest Expense (including amortization of financing fees)(1)	$187 million	$185 to $187 million
Depreciation & Amortization Expense	$135 to $145 million	$125 to $135 million
Effective Tax Rate	16.5% to 18.0%	17.0% to 20.0%
Capital Expenditures	$85 to $95 million	$80 to $90 million
Net Cash Provided by Operating Activities	$1,145 to $1,195 million	$1,145 to $1,195 million
Free Cash Flow	$1,060 to $1,120 million	$1,060 to $1,120 million

(1) A portion of our annual interest expense is from our variable rate Term Loan A facility, while the majority is from fixed rate senior unsecured notes. Changes to the secured overnight funding rate (“SOFR”) can cause our annual interest expense on the Term Loan A facility to vary, and changes in our indebtedness levels would cause our interest expense to vary.

Conference Call Information

MSCI’s senior management will review the third quarter 2023 results on Tuesday, October 31, 2023 at 11:00 AM Eastern Time. To listen to the live event via webcast, visit the events and presentations section of MSCI’s Investor Relations website, https://ir.msci.com/events-and-presentations, or via telephone, dial 1-800-715-9871 conference ID 6401331 within the United States. International callers may dial 1-646-307-1963 conference ID 6401331. The teleconference will also be webcast with an accompanying slide presentation that can be accessed through MSCI’s Investor Relations website.

About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s Full-Year 2023 guidance. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on February 10, 2023 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure

MSCI uses its Investor Relations homepage, Corporate Responsibility homepage and corporate X (formerly Twitter) account (@MSCI_Inc) as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.

Notes Regarding the Use of Operating Metrics

MSCI has presented supplemental key operating metrics as part of this earnings release, including Retention Rate, Run Rate, subscription sales, subscription cancellations and non-recurring sales.

Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our future operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.

The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew or discontinue the subscription during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.

Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG and Climate operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Assets operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sell of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.

Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal, or reach the end of the committed subscription period, are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract with respect to which we have received a notice of termination, non-renewal or an indication the client does not intend to continue their subscription during the period and have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such notice is not effective until a later date.

“Organic recurring subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.

Sales represents the annualized value of products and services clients commit to purchase from MSCI and will result in additional operating revenues. Non-recurring sales represent the actual value of the customer agreements entered into during the period and are not a component of Run Rate. New recurring subscription sales represent additional selling activities, such as new customer agreements, additions to existing agreements or increases in price that occurred during the period and are additions to Run Rate. Subscription cancellations reflect client activities during the period, such as discontinuing products and services and/or reductions in price, resulting in reductions to Run Rate. Net new recurring subscription sales represent the amount of new recurring subscription sales net of subscription cancellations during the period, which reflects the net impact to Run Rate during the period.

Total gross sales represent the sum of new recurring subscription sales and non-recurring sales. Total net sales represent the total gross sales net of the impact from subscription cancellations.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 14 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including, when applicable, certain acquisition-related integration and transaction costs.

“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including, when applicable, certain acquisition-related integration and transaction costs.

“Adjusted EBITDA margin” is defined as adjusted EBITDA divided by operating revenues.

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of: the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value and, at times, certain other transactions or adjustments, including, when applicable, the impact related to certain acquisition-related integration and transaction costs and the impact related to gain from changes in ownership interest of investees.

“Capex” is defined as capital expenditures plus capitalized software development costs.

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.

Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).

We believe adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.

We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.

We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA margin, adjusted EBITDA, adjusted net income, adjusted EPS, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.

Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations

Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. Approximately three-fifths of the AUM is invested in securities denominated in currencies other than the U.S. dollar, and accordingly, any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands, except per share data	2023	2022	Change	2023	2022	Change
Operating revenues	$625,439	$560,639	11.6%	$1,838,814	$1,672,390	10.0%
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	105,311	98,418	7.0%	324,024	301,957	7.3%
Selling and marketing	66,581	65,545	1.6%	201,044	192,671	4.3%
Research and development	31,438	25,941	21.2%	92,901	78,179	18.8%
General and administrative	36,826	30,702	19.9%	113,527	112,993	0.5%
Amortization of intangible assets	26,722	23,375	14.3%	77,543	67,274	15.3%
Depreciation and amortization of property,
equipment and leasehold improvements	5,252	7,127	(26.3)%	15,911	20,426	(22.1)%
Total operating expenses(1)	272,130	251,108	8.4%	824,950	773,500	6.7%

Operating income	353,309	309,531	14.1%	1,013,864	898,890	12.8%

Interest income	(10,314)	(3,938)	161.9%	(31,079)	(5,160)	n/m
Interest expense	46,902	44,162	6.2%	139,725	125,961	10.9%
Other expense (income)	(935)	103	n/m	4,032	(90)	n/m
Other expense (income), net	35,653	40,327	(11.6)%	112,678	120,711	(6.7)%

Income before provision for income taxes	317,656	269,204	18.0%	901,186	778,179	15.8%

Provision for income taxes	57,997	52,612	10.2%	155,974	122,577	27.2%
Net income	$259,659	$216,592	19.9%	$745,212	$655,602	13.7%

Earnings per basic common share	$3.28	$2.69	21.9%	$9.36	$8.09	15.7%

Earnings per diluted common share	$3.27	$2.68	22.0%	$9.32	$8.05	15.8%

Weighted average shares outstanding used
in computing earnings per share:

Basic	79,116	80,500	(1.7)%	79,580	81,001	(1.8)%
Diluted	79,500	80,874	(1.7)%	79,959	81,481	(1.9)%

n/m: not meaningful.

(1) Includes stock-based compensation expense of $18.4 million and $12.0 million for the three months ended Sep. 30, 2023 and Sep. 30, 2022, respectively. Includes stock-based compensation expense of $56.0 million and $45.4 million for the nine months ended Sep. 30, 2023 and Sep. 30, 2022, respectively.

Table 3: Selected Balance Sheet Items (unaudited)

	As of
	Sep. 30,	Dec. 31,
In thousands	2023	2022
Cash and cash equivalents (1)	$928,552	$993,564
Accounts receivable, net of allowances	$603,266	$663,236

Current deferred revenue	$837,479	$882,886
Current portion of long-term debt (2)	$8,719	$8,713
Long-term debt(3)	$4,500,063	$4,503,233

(1) Includes restricted cash of $3.8 million at September 30, 2023 and $0.4 million at December 31, 2022.

(2) Consists of gross current portion of long-term debt, net of deferred financing fees. Gross current portion of long-term debt was $8.8 million at September 30, 2023 and $8.8 million at December 31, 2022.

(3) Consists of gross long-term debt, net of deferred financing fees. Gross long-term debt was $4,532.5 million at September 30, 2023 and $4,539.1 million at December 31, 2022.

Table 4: Selected Cash Flow Items (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Net cash provided by operating activities	$291,131	$323,069	(9.9)%	$847,076	$779,942	8.6%
Net cash used in investing activities	(20,981)	(18,000)	(16.6)%	(69,411)	(52,413)	(32.4)%
Net cash (used in) provided by financing activities	(130,312)	(269,891)	51.7%	(842,364)	(1,252,827)	32.8%
Effect of exchange rate changes	(3,615)	(10,366)	65.1%	(313)	(29,039)	98.9%
Net (decrease) increase in cash, cash equivalents and restricted cash	$136,223	$24,812	n/m	$(65,012)	$(554,337)	88.3%

n/m: not meaningful.

Table 5: Operating Results by Segment and Revenue Type (unaudited)

Index	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Operating revenues:
Recurring subscriptions	$206,453	$185,531	11.3%	$603,845	$539,740	11.9%
Asset-based fees	141,066	125,620	12.3%	412,354	402,889	2.3%
Non-recurring	14,603	11,089	31.7%	47,621	31,319	52.1%
Total operating revenues	362,122	322,240	12.4%	1,063,820	973,948	9.2%
Adjusted EBITDA expenses	84,450	76,273	10.7%	255,396	236,936	7.8%
Adjusted EBITDA	$277,672	$245,967	12.9%	$808,424	$737,012	9.7%
Adjusted EBITDA margin %	76.7%	76.3%		76.0%	75.7%

Analytics	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Operating revenues:
Recurring subscriptions	$151,269	$142,751	6.0%	$443,276	$420,047	5.5%
Non-recurring	2,999	2,164	38.6%	7,943	6,349	25.1%
Total operating revenues	154,268	144,915	6.5%	451,219	426,396	5.8%
Adjusted EBITDA expenses	82,487	77,281	6.7%	253,509	244,912	3.5%
Adjusted EBITDA	$71,781	$67,634	6.1%	$197,710	$181,484	8.9%
Adjusted EBITDA margin %	46.5%	46.7%		43.8%	42.6%

ESG and Climate	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Operating revenues:
Recurring subscriptions	$71,744	$56,353	27.3%	$207,523	$160,962	28.9%
Non-recurring	1,294	1,242	4.2%	3,792	3,790	0.1%
Total operating revenues	73,038	57,595	26.8%	211,315	164,752	28.3%
Adjusted EBITDA expenses	47,598	41,685	14.2%	145,201	122,418	18.6%
Adjusted EBITDA	$25,440	$15,910	59.9%	$66,114	$42,334	56.2%
Adjusted EBITDA margin %	34.8%	27.6%		31.3%	25.7%

All Other - Private Assets	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Operating revenues:
Recurring subscriptions	$35,531	$35,581	(0.1)%	$111,292	$106,276	4.7%
Non-recurring	480	308	55.8%	1,168	1,018	14.7%
Total operating revenues	36,011	35,889	0.3%	112,460	107,294	4.8%
Adjusted EBITDA expenses	24,615	24,439	0.7%	76,384	77,475	(1.4)%
Adjusted EBITDA	$11,396	$11,450	(0.5)%	$36,076	$29,819	21.0%
Adjusted EBITDA margin %	31.6%	31.9%		32.1%	27.8%

Consolidated	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	%	Sep. 30,	Sep. 30,	%
In thousands	2023	2022	Change	2023	2022	Change
Operating revenues:
Recurring subscriptions	$464,997	$420,216	10.7%	$1,365,936	$1,227,025	11.3%
Asset-based fees	141,066	125,620	12.3%	412,354	402,889	2.3%
Non-recurring	19,376	14,803	30.9%	60,524	42,476	42.5%
Operating revenues total	625,439	560,639	11.6%	1,838,814	1,672,390	10.0%
Adjusted EBITDA expenses	239,150	219,678	8.9%	730,490	681,741	7.2%
Adjusted EBITDA	$386,289	$340,961	13.3%	$1,108,324	$990,649	11.9%
Operating margin %	56.5%	55.2%		55.1%	53.7%
Adjusted EBITDA margin %	61.8%	60.8%		60.3%	59.2%

Table 6: Sales and Retention Rate by Segment (unaudited)(1)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
In thousands	2023	2022	2023	2022
Index
New recurring subscription sales	$23,978	$24,130	$80,156	$74,493
Subscription cancellations	(7,402)	(5,388)	(22,617)	(18,468)
Net new recurring subscription sales	$16,576	$18,742	$57,539	$56,025
Non-recurring sales	$14,679	$13,375	$54,365	$41,357
Total gross sales	$38,657	$37,505	$134,521	$115,850
Total Index net sales	$31,255	$32,117	$111,904	$97,382

Index Retention Rate	96.2%	96.9%	96.1%	96.5%

Analytics
New recurring subscription sales	$18,787	$17,568	$50,751	$50,391
Subscription cancellations	(7,543)	(6,029)	(24,094)	(22,523)
Net new recurring subscription sales	$11,244	$11,539	$26,657	$27,868
Non-recurring sales	$3,206	$2,505	$8,734	$8,412
Total gross sales	$21,993	$20,073	$59,485	$58,803
Total Analytics net sales	$14,450	$14,044	$35,391	$36,280

Analytics Retention Rate	95.1%	95.9%	94.8%	94.9%

ESG and Climate
New recurring subscription sales	$12,124	$14,270	$38,497	$55,617
Subscription cancellations	(2,639)	(1,303)	(7,331)	(3,315)
Net new recurring subscription sales	$9,485	$12,967	$31,166	$52,302
Non-recurring sales	$1,532	$1,375	$4,066	$3,553
Total gross sales	$13,656	$15,645	$42,563	$59,170
Total ESG and Climate net sales	$11,017	$14,342	$35,232	$55,855

ESG and Climate Retention Rate	96.0%	97.4%	96.3%	97.8%

All Other - Private Assets
New recurring subscription sales	$4,788	$5,218	$14,746	$16,490
Subscription cancellations	(3,153)	(1,744)	(8,634)	(5,080)
Net new recurring subscription sales	$1,635	$3,474	$6,112	$11,410
Non-recurring sales	$262	$83	$1,069	$690
Total gross sales	$5,050	$5,301	$15,815	$17,180
Total All Other - Private Assets net sales	$1,897	$3,557	$7,181	$12,100

All Other - Private Assets Retention Rate	91.3%	94.8%	92.1%	95.0%

Consolidated
New recurring subscription sales	$59,677	$61,186	$184,150	$196,991
Subscription cancellations	(20,737)	(14,464)	(62,676)	(49,386)
Net new recurring subscription sales	$38,940	$46,722	$121,474	$147,605
Non-recurring sales	$19,679	$17,338	$68,234	$54,012
Total gross sales	$79,356	$78,524	$252,384	$251,003
Total net sales	$58,619	$64,060	$189,708	$201,617

Total Retention Rate	95.4%	96.4%	95.4%	95.9%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.

Table 7: AUM in ETFs Linked to MSCI Equity Indexes (unaudited)(1)(2)

	Three Months Ended					Nine Months Ended
	Sep. 30,	Dec. 31,	Mar. 31,	June 30,	Sep. 30,	Sep. 30,	Sep. 30,
In billions	2022	2022	2023	2023	2023	2022	2023
Beginning Period AUM in ETFs linked to	$1,189.5	$1,081.2	$1,222.9	$1,305.4	$1,372.5	$1,451.6	$1,222.9
MSCI equity indexes
Market Appreciation/(Depreciation)	(105.7)	118.8	75.1	48.4	(56.1)	(402.7)	67.4
Cash Inflows	(2.6)	22.9	7.4	18.7	6.4	32.3	32.5
Period-End AUM in ETFs linked to
MSCI equity indexes	$1,081.2	$1,222.9	$1,305.4	$1,372.5	$1,322.8	$1,081.2	$1,322.8

Period Average AUM in ETFs linked to
MSCI equity indexes	$1,208.9	$1,182.1	$1,287.5	$1,333.8	$1,376.5	$1,295.6	$1,332.6

Period-End Basis Point Fee(3)	2.52	2.54	2.53	2.52	2.51	2.52	2.51

(1) The historical values of the AUM in ETFs linked to our equity indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in ETFs Linked to MSCI Equity Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed with the SEC. The AUM in ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1% of the AUM amounts presented.

(2) The value of AUM in ETFs linked to MSCI equity indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.
(3) Based on period-end Run Rate for ETFs linked to MSCI equity indexes using period-end AUM.

Table 8: Run Rate by Segment and Type (unaudited)(1)

	As of
	Sep. 30,	Sep. 30,	%
In thousands	2023	2022	Change
Index
Recurring subscriptions	$835,334	$750,818	11.3%
Asset-based fees	545,548	479,399	13.8%
Index Run Rate	1,380,882	1,230,217	12.2%

Analytics Run Rate	639,462	597,752	7.0%

ESG and Climate Run Rate	297,297	237,930	25.0%

All Other - Private Assets Run Rate	150,749	137,401	9.7%

Total Run Rate	$2,468,390	$2,203,300	12.0%

Total recurring subscriptions	$1,922,842	$1,723,901	11.5%
Total asset-based fees	545,548	479,399	13.8%
Total Run Rate	$2,468,390	$2,203,300	12.0%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Net Income to Adjusted EBITDA (unaudited)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
In thousands	2023	2022	2023	2022
Net income	$259,659	$216,592	$745,212	$655,602
Provision for income taxes	57,997	52,612	155,974	122,577
Other expense (income), net	35,653	40,327	112,678	120,711
Operating income	353,309	309,531	1,013,864	898,890
Amortization of intangible assets	26,722	23,375	77,543	67,274
Depreciation and amortization of property,
equipment and leasehold improvements	5,252	7,127	15,911	20,426
Acquisition-related integration and transaction costs(1)	1,006	928	1,006	4,059
Consolidated adjusted EBITDA	$386,289	$340,961	$1,108,324	$990,649

Index adjusted EBITDA	$277,672	$245,967	$808,424	$737,012
Analytics adjusted EBITDA	71,781	67,634	197,710	181,484
ESG and Climate adjusted EBITDA	25,440	15,910	66,114	42,334
All Other - Private Assets adjusted EBITDA	11,396	11,450	36,076	29,819
Consolidated adjusted EBITDA	$386,289	$340,961	$1,108,324	$990,649

(1) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
In thousands, except per share data	2023	2022	2023	2022
Net income	$259,659	$216,592	$745,212	$655,602
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	16,722	16,811	50,356	50,564
Plus: Acquisition-related integration and transaction costs(1)	1,006	928	1,006	4,220
Less: Gain from changes in ownership interest of investees	—	—	(447)	—
Less: Income tax effect	(3,327)	(3,537)	(8,880)	(8,630)
Adjusted net income	$274,060	$230,794	$787,247	$701,756

Diluted EPS	$3.27	$2.68	$9.32	$8.05
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	0.21	0.21	0.63	0.62
Plus: Acquisition-related integration and transaction costs(1)	0.01	0.01	0.01	0.05
Less: Gain from changes in ownership interest of investees	—	—	(0.01)	—
Less: Income tax effect	(0.04)	(0.05)	(0.10)	(0.11)
Adjusted EPS	$3.45	$2.85	$9.85	$8.61

(1) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 11: Reconciliation of Operating Expenses to Adjusted EBITDA Expenses (unaudited)

	Three Months Ended		Nine Months Ended		Full-Year
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,	2023
In thousands	2023	2022	2023	2022	Guidance (1)
Total operating expenses	$272,130	$251,108	$824,950	$773,500	$1,135,000 - $1,165,000
Amortization of intangible assets	26,722	23,375	77,543	67,274
Depreciation and amortization of property,
equipment and leasehold improvements	5,252	7,127	15,911	20,426	$135,000 - $145,000
Acquisition-related integration and transaction costs(2)	1,006	928	1,006	4,059
Consolidated adjusted EBITDA expenses	$239,150	$219,678	$730,490	$681,741	$1,000,000 - $1,020,000

Index adjusted EBITDA expenses	$84,450	$76,273	$255,396	$236,936
Analytics adjusted EBITDA expenses	82,487	77,281	253,509	244,912
ESG and Climate adjusted EBITDA expenses	47,598	41,685	145,201	122,418
All Other - Private Assets adjusted EBITDA expenses	24,615	24,439	76,384	77,475
Consolidated adjusted EBITDA expenses	$239,150	$219,678	$730,490	$681,741	$1,000,000 - $1,020,000

(1) We have not provided a full line-item reconciliation for total operating expenses to adjusted EBITDA expenses for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

(2) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Nine Months Ended		Full-Year
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,	2023
In thousands	2023	2022	2023	2022	Guidance (1)
Net cash provided by operating activities	$291,131	$323,069	$847,076	$779,942	$1,145,000 - $1,195,000
Capital expenditures	(3,564)	(3,275)	(18,942)	(8,012)
Capitalized software development costs	(17,417)	(14,726)	(50,080)	(44,425)
Capex	(20,981)	(18,001)	(69,022)	(52,437)	($85,000 - $95,000)
Free cash flow	$270,150	$305,068	$778,054	$727,505	$1,060,000 - $1,120,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash provided by operating activities for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

Table 13: Third Quarter 2023 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

Comparison of the Three Months Ended September 30, 2023 and 2022
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	12.4%	11.3%	12.3%	31.7%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	0.1%	0.1%	— %	— %
Organic operating revenue growth	12.5%	11.4%	12.3%	31.7%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	6.5%	6.0%	— %	38.6%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	0.1%	0.1%	— %	(2.0) %
Organic operating revenue growth	6.6%	6.1%	— %	36.6%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	26.8%	27.3%	— %	4.2%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	(6.5) %	(6.6) %	— %	(2.9) %
Organic operating revenue growth	20.3%	20.7%	— %	1.3%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	0.3%	(0.1) %	— %	55.8%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	(1.6) %	(1.6) %	— %	(1.6) %
Organic operating revenue growth	(1.3) %	(1.7) %	— %	54.2%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	11.6%	10.7%	12.3%	30.9%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	(0.7) %	(0.9) %	— %	(0.6) %
Organic operating revenue growth	10.9%	9.8%	12.3%	30.3%

Table 14: Nine Months 2023 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

Comparison of the Nine Months Ended September 30, 2023 and 2022
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	9.2%	11.9%	2.3%	52.1%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	0.2%	0.2%	0.1%	— %
Organic operating revenue growth	9.4%	12.1%	2.4%	52.1%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	5.8%	5.5%	— %	25.1%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	0.4%	0.4%	— %	(0.1) %
Organic operating revenue growth	6.2%	5.9%	— %	25.0%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	28.3%	28.9%	— %	0.1%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	0.5%	0.6%	— %	(0.3) %
Organic operating revenue growth	28.8%	29.5%	— %	(0.2) %

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	4.8%	4.7%	— %	14.7%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	1.4%	1.4%	— %	(0.1) %
Organic operating revenue growth	6.2%	6.1%	— %	14.6%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	10.0%	11.3%	2.3%	42.5%
Impact of acquisitions and divestitures	— %	— %	— %	— %
Impact of foreign currency exchange rate fluctuations	0.3%	0.4%	0.1%	— %
Organic operating revenue growth	10.3%	11.7%	2.4%	42.5%

Contacts

MSCI Inc. Contacts

Investor Inquiries
jeremy.ulan@msci.com
Jeremy Ulan +1 646 778 4184
jisoo.suh@msci.com
Jisoo Suh + 1 917 825 7111

Media Inquiries
PR@msci.com
Sam Wang +1 212 804 5244
Melanie Blanco +1 212 981 1049
Tina Tan + 852 2844 9320